Filed pursuant to Rule 433(d)
Registration Statement No. 333-140960

ABS New Transaction

Preliminary Term Sheet

$[372,846,000]
(Approximate)

CWABS, Inc.

Depositor

CWABS ASSET-BACKED CERTIFICATES

TRUST 2007-BC3

Issuing Entity
Asset-Backed Certificates, Series 2007-BC3

HOME LOANS
Seller and Master Servicer

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Preliminary Term Sheet	Date: June [21], 2007

$[372,846,000] (Approximate)
to be issued by CWABS Asset-Backed Certificates Trust, Series 2007-BC3

	Principal	WAL (Years)	Payment Window	Expected Ratings	Last Scheduled	Certificate
Class (1)(2)	Balance (3)	Call/Mat (4)	(Mos) Call/Mat(4)	(S&P/Moody’s) (5)	Distribution Date	Type
1-A	[185,759,000]	Not Offered Herein		[AAA/Aaa]	Not Offered Herein	Floating Rate Senior
2-A-1	[144,973,000]	[1.00 / 1.00]	[1 - 23 / 1 - 23]	[AAA/Aaa]	[5/25/2032]	Floating Rate Senior Sequential
2-A-2	[24,981,000]	[2.00 / 2.00]	[23 - 26 / 23 - 26]	[AAA/Aaa]	[10/25/2033]	Floating Rate Senior Sequential
2-A-3	[73,914,000]	[3.39 / 3.39]	[26 - 72 / 26 - 72]	[AAA/Aaa]	[9/25/2037]	Floating Rate Senior Sequential
2-A-4	[30,655,000]	[7.10 / 9.27]	[72 - 88 / 72 - 213]	[AAA/Aaa]	[11/25/2037]	Floating Rate Senior Sequential
M-1	[25,012,000]	[5.04 / 5.64]	[43 - 88 / 43 - 175]	[AA+/Aa1]	[10/25/2037]	Floating Rate Mezzanine
M-2	[19,550,000]	[4.95 / 5.52]	[41 - 88 / 41 - 164]	[AA/Aa2]	[10/25/2037]	Floating Rate Mezzanine
M-3	[9,774,000]	[4.91 / 5.45]	[40 - 88 / 40 - 154]	[AA-/Aa3]	[10/25/2037]	Floating Rate Mezzanine
M-4	[9,200,000]	[4.88 / 5.40]	[40 - 88 / 40 - 148]	[A+/A1]	[10/25/2037]	Floating Rate Mezzanine
M-5	[8,913,000]	[4.86 / 5.34]	[39 - 88 / 39 - 141]	[A/A2]	[10/25/2037]	Floating Rate Mezzanine
M-6	[6,325,000]	[4.86 / 5.29]	[39 - 88 / 39 - 133]	[A-/A3]	[10/25/2037]	Floating Rate Mezzanine
M-7	[7,475,000]	[4.83 / 5.22]	[38 - 88 / 38 - 126]	[BBB+/Baa1]	[10/25/2037]	Floating Rate Mezzanine
M-8	[4,887,000]	[4.83 / 5.14]	[38 - 88 / 38 - 116]	[BBB/Baa2]	[10/25/2037]	Floating Rate Mezzanine
M-9	[7,187,000]	[4.82 / 5.01]	[37 - 88 / 37 - 109]	[BBB-/Baa3]	[10/25/2037]	Floating Rate Mezzanine
B	[4,887,000]	Not Offered Hereby		[BB+/Ba1]	Not Offered Hereby	Floating Rate Subordinate
Total:	[372,846,000]

(1)
The Class 1-A Certificates will be backed primarily by the cashflows from the Group 1 Mortgage Loans and the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates (collectively, the “Class 2-A Certificates”) will be backed primarily by the cashflows from the Group 2 Mortgage Loans. Together, the Class 1-A Certificates and Class 2-A Certificates are referred to herein as the “Senior Certificates.” Under certain conditions referred to under “Certificates Priority of Distributions,” cashflows from one loan group may be used to make certain payments to the Senior Certificates related to the other loan group. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates (collectively, the “Subordinate Certificates”) will be backed by the cashflows from all of the Mortgage Loans.

(2)
After the first Optional Termination Date, margins on the Senior Certificates will be equal to 2.0x the original margins and the margins on the Subordinate Certificates will be equal to 1.5x the original margins.

(3)	The certificate principal balance of each Class of Certificates is subject to a 10% variance.
(4)	See “Pricing Prepayment Speed” below.
(5)	Rating Agency Contacts: Standard & Poor’s, [Jonathan Conon 212-438-2037; Moody’s, Jipil Ha 212-553-1431.]

Issuing Entity:	CWABS Asset-Backed Certificates Trust 2007-BC3.

Depositor:	CWABS, Inc.

Sellers:	Countrywide Home Loans, Inc. (“Countrywide”) and one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries.

Master Servicer:	Countrywide Home Loans Servicing LP.

Underwriter:	Countrywide Securities Corporation (Lead Manager).

Trustee/Custodian:	The Bank of New York, a New York banking corporation.

Offered Certificates:
The (i) Class 1-A Certificates (which are not offered herein) and Class 2-A Certificates (together, the “Senior Certificates”) and (ii) the Subordinate Certificates (other than the Class B Certificates which are not offered hereby) are referred to herein together as the “Offered Certificates.”

Non-Offered Certificates:
The “Non-Offered Certificates” consist of the Class B, Class C, Class P and Class A-R Certificates. The Offered Certificates and Non-Offered Certificates are together referred to herein as the “Certificates.”

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Federal Tax Status:	It is anticipated that the Senior and Subordinate Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.

Statistical Pool
Calculation Date:	June 1, 2007.

Cut-off Date:
For any closing date mortgage loan, the later of June 1, 2007 and the origination date of that mortgage loan. For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan.

Expected Pricing Date:	June [25], 2007.

Expected Closing Date:	June [29], 2007.

Expected Settlement Date:	June [29], 2007.

Distribution Date:	The 25th day of each month (or, if not a business day, the next succeeding business day), commencing in July 2007.

Accrued Interest:	The price to be paid by investors for the Senior and Subordinate Certificates will not include accrued interest (i.e., settling flat).

Interest Accrual Period:
The “Interest Accrual Period” for each Distribution Date with respect to the Senior and Subordinate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis).

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, and that satisfy certain conditions, including qualifying for relief under an investor based prohibited transaction class exemption.

SMMEA Eligibility:
The [Senior Certificates, Class M-1, Class M-2, and Class M-3] Certificates will constitute “mortgage related securities” for the purposes of SMMEA. The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The holder of the largest percentage interest in the Class C Certificates (the “Directing Holder”) will have the right to instruct the trustee to conduct an auction of all the remaining assets of the Issuing Entity on any Distribution Date once the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the sum of the original Pre-Funded Amount, if any, and the aggregate stated principal balance of the Closing Date Pool as of the Cut-off Date (any such Distribution Date, an “Optional Termination Date”). The Master Servicer will also have the option to purchase all the remaining assets of the Issuing Entity if the Directing Holder does not exercise its option. The NIM Insurer, if any, may also have the right to purchase all of the remaining assets in the issuing entity.

Pricing Prepayment Speed:	The Senior and Subordinate Certificates will be priced based on the following collateral prepayment assumptions:

Fixed Rate Mortgage Loans
100% PPC, which assumes 20% HEP (i.e., prepayments start at 2.0% CPR in month one, and increase by 2.0% CPR each month to 20% CPR in month ten, and remain at 20% CPR thereafter); provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Adjustable Rate Mortgage Loans
100% PPC, which assumes 6% CPR in month 1, an additional 1/11th of 24% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 29, decreasing 1/4th of 20% CPR for each month thereafter to 30% CPR in month 33 and remaining constant at 30% CPR from month 34 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Mortgage Loans:
The collateral tables included in this Preliminary Term Sheet as Appendix A represent a statistical pool of Mortgage Loans with scheduled balances as of the Statistical Pool Calculation Date (the “Statistical Pool”). It is expected that (a) additional mortgage loans will be included in the Issuing Entity on the Closing Date and (b) certain Mortgage Loans may be prepaid or otherwise determined not to meet the eligibility requirement for inclusion in the pool of Mortgage Loans delivered to the Issuing Entity on the Closing Date (the “Closing Date Pool”). The characteristics of the Closing Date Pool will vary from the characteristics of the Statistical Pool described herein, although any such difference is not expected to be material. See the attached collateral descriptions for additional information.

As of the Statistical Pool Calculation Date, the aggregate stated principal balance of the mortgage loans included in the Statistical Pool was approximately $574,992,638 of which: (i) approximately $232,053,104 were fixed rate and adjustable rate, conforming balance, first lien mortgage loans made to borrowers with credit-blemished histories (the “Group 1 Mortgage Loans”) and (ii) approximately $342,939,534 were fixed rate and adjustable rate, nonconforming balance, first lien mortgage loans made mostly to borrowers with credit-blemished histories (the “Group 2 Mortgage Loans”, and together with the Group 1 Mortgage Loans, the “Mortgage Loans”).

Pre-Funded Amount:
A deposit of not more than $140,945,000 (the “Pre-Funded Amount”) will be made to a pre-funding account (the “Pre-Funding Account”) on the Closing Date. From the Closing Date through July [24], 2007 (the “Funding Period”), the Pre-Funded Amount will be used to purchase subsequent mortgage loans (the “Subsequent Mortgage Loans”), which will be included with the Closing Date Pool to create a final pool of Mortgage Loans (the “Final Pool”). The characteristics of the Final Pool will vary from the characteristics of the Closing Date Pool, although any such difference is not expected to be material. It is expected that, after giving effect to the purchase of Subsequent Mortgage Loans during the Funding Period, the Final Pool of Mortgage Loans will be comprised of approximately $232,053,104 Group 1 Mortgage Loans and approximately $342,939,534 Group 2 Mortgage Loans. Any portion of the Pre-Funded Amount remaining on the last day of the Funding Period will be distributed as principal on the applicable Senior Certificates on the immediately following Distribution Date. If amounts are deposited in the Pre-Funding Account, a capitalized interest account (the “Capitalized Interest Account”) will be established and funded on the Closing Date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the Distribution Dates during and, if necessary, immediately following the Funding Period as a result of the pre-funding mechanism.

Pass-Through Rate:	The Pass-Through Rate on each Class of Senior and Subordinate Certificates will be equal to the lesser of (a) one-month LIBOR plus the related margin for such class and (b) the related Net Rate Cap.

Adjusted Net
Mortgage Rate:
The “Adjusted Net Mortgage Rate” for each Mortgage Loan will be equal to the gross mortgage rate of the Mortgage Loan less the sum of (a) the servicing fee rate, (b) the premium for any lender-paid mortgage insurance for that loan (if any) and (c) the trustee fee rate (such sum, the “Expense Fee Rate”).

Net Rate Cap:	The “Net Rate Cap” for a Distribution Date generally will be equal to the following:

1-A
The weighted average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) minus the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the sum of (i) Net Swap Payment owed by the Issuing Entity (multiplied by 360 divided by the actual number of days in the related accrual period) and (ii) any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) owed by the Issuing Entity and (b) a fraction, the numerator of which is the interest funds for Loan Group 1 and the denominator of which is the interest funds for Loan Group 1 and Loan Group 2 and the denominator of which is (y) the sum of the aggregate stated principal balance of the Group 1 Mortgage Loans plus the amounts in the Pre-Funding Account allocable to the Group 1 Mortgage Loans.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

2-A
The weighted average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) minus the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the sum of (i) Net Swap Payment owed by the Issuing Entity (multiplied by 360 divided by the actual number of days in the related accrual period) and (ii) any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event) owed by the Issuing Entity and (b) a fraction, the numerator of which is the interest funds for Loan Group 2 and the denominator of which is the interest funds for Loan Group 1 and Loan Group 2 and the denominator of which is (y) the sum of the aggregate stated principal balance of the Group 2 Mortgage Loans plus the amounts in the Pre-Funding Account allocable to the Group 2 Mortgage Loans.

Subordinate
The weighted average of the Net Rate Caps for the Class 1-A Certificates and the Class 2-A Certificates, weighted on the basis of the excess of the aggregate stated principal balance of the related group of Mortgage Loans plus the amounts in the Pre-Funding Account allocable to such group of Mortgage Loans over the aggregate certificate principal balance of the Class 1-A Certificates or the Class 2-A Certificates as applicable.

Net Rate Carryover:
For any Class of Senior and Subordinate Certificates on any Distribution Date, the “Net Rate Carryover” will equal the sum of (a) the excess of (i) the amount of interest that would have accrued if the applicable Pass-Through Rate had not been limited by the related Net Rate Cap over (ii) the amount of interest accrued based on the related Net Rate Cap, and (b) the aggregate of any unpaid Net Rate Carryover from previous Distribution Dates together with accrued interest thereon at the related Pass-Through Rate (without giving effect to the related Net Rate Cap). Net Rate Carryover will be paid to the extent available from proceeds received on the Swap Contract and available for such purpose in the order described herein, from Excess Cashflow remaining from both loan groups, as described under the heading “Certificates Priority of Distributions” below.

Credit Enhancement:
The Issuing Entity will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Senior and Subordinate Certificates, as the case may be:

1)	Subordination
2)	Overcollateralization, and
3)	Excess Cashflow

In addition, Net Swap Payments (if any) received from the swap provider will be available for the purposes described below under “Swap Account”.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Class	S&P/ Moody’s	Initial Target Subordination (1)	Target Subordination on or after Stepdown
A	[AAA/Aaa]	[19.95%]	[39.90%]
M-1	[AA+/Aa1]	[15.60%]	[31.20%]
M-2	[AA/Aa2]	[12.20%]	[24.40%]
M-3	[AA-/Aa3]	[10.50%]	[21.00%]
M-4	[A+/A1]	[8.90%]	[17.80%]
M-5	[A/A2]	[7.35%]	[14.70%]
M-6	[A-/A3]	[6.25%]	[12.50%]
M-7	[BBB+/Baa1]	[4.95%]	[9.90%]
M-8	[BBB/Baa2]	[4.10%]	[8.20%]
M-9	[BBB-/Baa3]	[2.85%]	[5.70%]
B	[BB+/Ba1]	[2.00%]	[4.00%]
(1)	Initial Overcollateralization at closing is [2.00]%. Does not include any credit for Excess Cashflow.

Subordination:
The Subordinate Certificates will be subordinate to, and provide credit support for, the Senior Certificates. Among the Subordinate Certificates, each Subordinate Certificate will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, with each subsequent class providing credit support for the prior class or classes, if any.

Overcollateralization:
On the Closing Date, the aggregate stated principal balance of the Mortgage Loans and any amounts in the Pre-Funding Account will exceed the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates, resulting in Overcollateralization equal to the Initial Overcollateralization Target (as defined below). Any realized losses on the Mortgage Loans will be covered first by Excess Cashflow and then by Overcollateralization. In the event that the Overcollateralization is so reduced, Excess Cashflow for subsequent Distribution Dates will be directed to pay principal on the Senior and Subordinate Certificates, resulting in the limited acceleration of the Certificates relative to the amortization of the Mortgage Loans, until the Overcollateralization is restored to the Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is subsequently reduced below the Overcollateralization Target by realized losses.

Overcollateralization
Target:
Prior to the Stepdown Date, the Initial Overcollateralization Target will be [2.00]% of the sum of the aggregate stated principal balance as of the Cut-off Date of the Mortgage Loans in the Closing Date Pool and the original Pre-Funded Amount (the “Initial Overcollateralization Target”). The initial amount of Overcollateralization will be approximately [2.00]%.

On or after the Stepdown Date, the Overcollateralization Target will be equal to [4.00]% of the aggregate stated principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor of [0.50]% (the “O/C Floor”) of the sum of the aggregate stated principal balance as of the Cut-off Date of the Mortgage Loans in the Closing Date Pool and the original Pre-Funded Amount; provided, however, that if a Trigger Event (as described herein) is in effect on the related Distribution Date, the Overcollateralization Target will be equal to the Overcollateralization Target on the Distribution Date immediately preceding the Distribution Date on which such Trigger Event is in effect.

Excess Cashflow:
“Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after interest and principal distributions as described under clauses 1), 2), and 3) of “Certificates Priority of Distributions.”

Swap Contract:
On the Closing Date, Countrywide will enter into and then assign to a separate trust a Swap Contract with a scheduled notional amount as shown in an appendix hereto. The Senior and Subordinate Certificates will also represent beneficial ownership interests in this separate trust, which is referred to as the swap trust. Under the Swap Contract, the Issuing Entity will be obligated to pay an amount equal to [5.50]% per annum on the lesser of (a) the notional amount as set forth in the Swap Contract and (b) the aggregate certificate principal balance of the Senior and Subordinate Certificates, to the swap provider (on a 30/360 basis) and the Issuing Entity will be entitled to receive an amount equal to one-month LIBOR on the lesser of (a) the notional amount as set forth in the Swap Contract and (b) the aggregate certificate principal balance of the Senior and Subordinate Certificates, from the swap provider (on an actual/360 basis), until the Swap Contract is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Any Net Swap Payment due to the swap provider on any Distribution Date will generally be paid prior to Certificateholders. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the swap administrator and amounts on deposit in the Swap Account will be distributed as described under “Swap Account” below. Upon early termination of the Swap Contract, the Issuing Entity or the swap provider may be obligated to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Contract and will be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Issuing Entity is required to make a Swap Termination Payment, such payments generally will be paid prior to distributions to Certificateholders.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Trigger Event:	A “Trigger Event” will be in effect on a Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Distribution Date.

Delinquency Trigger:
A “Delinquency Trigger” will be in effect for any Distribution Date on or after the Stepdown Date if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosure, and REO) for the outstanding Mortgage Loans equals or exceeds [TBD]% of the Senior Enhancement Percentage. If the Senior Certificates are retired, the percentage specified in the preceding sentence will increase proportionally based on the target subordination of the most senior class of Subordinate Certificates still outstanding. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date is the percentage equivalent of a fraction, the numerator of which is equal to: (a) the excess of (i) the aggregate stated principal balance of the Mortgage Loans for the preceding Distribution Date, over (ii) the aggregate certificate principal balance of the most senior class or classes of Certificates as of the business day preceding such Distribution Date, and the denominator of which is equal to (b) the aggregate stated principal balance of the Mortgage Loans for the preceding Distribution Date. For purposes of the Delinquency Trigger, delinquencies on the Mortgage Loans will be calculated in accordance with the methodology used by the Office of Thrift Supervision.

Cumulative Loss Trigger:
A “Cumulative Loss Trigger” will be in effect on a Distribution Date on or after the Stepdown Date if the aggregate amount of realized losses on the Mortgage Loans from the Cut-off Date (net of subsequent recoveries) exceeds the applicable percentage of the sum of the aggregate stated principal balance of the Mortgage Loans in the Closing Date Pool as of the Cut-off Date and the original Pre-Funded Amount, as set forth below:

Period (months)	Percentage
July 2009 - June 2010	[TBD]% with respect to July 2009, plus an additional 1/12th of [TBD]% for each month thereafter until June 2010
July 2010 - June 2011	[TBD]% with respect to July 2010, plus an additional 1/12th of [TBD]% for each month thereafter until June 2011
July 2011 - June 2012	[TBD]% with respect to July 2011, plus an additional 1/12th of [TBD]% for each month thereafter until June 2012
July 2012 - June 2013	[TBD]% with respect to July 2012, plus an additional 1/12th of [TBD]% for each month thereafter until June 2013
July 2013 and June 2014	[TBD]% with respect to July 2013, plus an additional 1/12th of [TBD]% for each month thereafter until June 2014

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

July 2014 and thereafter	[TBD]%

StepdownDate:	The earlier to occur of:
(i)	the Distribution Date immediately following the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates is reduced to zero; and
(ii)	the later to occur of:
a.	the Distribution Date in July 2010; and
b.
thefirst Distribution Date on which the aggregate certificate principal balance of the Senior Certificates (after calculating anticipated distributions on that Distribution Date assuming that principal is distributed as it would be on or after the Stepdown Date) is less than or equal to [60.10]% of the aggregate stated principal balance of the Mortgage Loans for such Distribution Date.

Allocation of Losses:
Any realized losses on the Mortgage Loans not covered by Excess Cashflow or Overcollateralization will be allocated to each class of Subordinate Certificates, sequentially to the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the respective certificate principal balance of such class has been reduced to zero.  In addition, if the aggregate certificate principal balance of the Subordinate Certificates is reduced to zero as a result of the allocation of realized losses, then (i) any additional realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1-A Certificates until its certificate principal balance has been reduced to zero and (ii) any additional realized losses on the Group 2 Mortgage Loans will be allocated, concurrently to each class of Class 2-A Certificates, pro rata based on the certificate principal balance thereof, until the certificate principal balance of each such class has been reduced to zero.

Certificates Priority
of Distributions:	Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)  From interest funds from the Group 1 and Group 2 Mortgage Loans, pro rata based on the respective interest funds for those Loan Groups, to the Swap Account, any Net Swap Payment and Swap Termination Payment for such Distribution Date (other than any Swap Termination Payment resulting from a swap provider trigger event) owed to the Swap Provider; provided that to the extent that interest funds are insufficient to make the payments described in this clause 1), the Trustee will deduct from the principal collections for loan group 1 and loan group 2 (pro rata based on such principal collections) any additional amounts necessary to make the remaining payments described in this clause 1);
2)  From interest funds sequentially, as follows: (i) current and unpaid interest, concurrently (a) from interest funds related to the Group 1 Mortgage Loans to the Class 1-A Certificates and (b) from interest funds related to the Group 2 Mortgage Loans to the classes of Class 2-A Certificates, pro rata based on their entitlements, then (ii) from any remaining interest funds related to all of the Mortgage Loans, current interest sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order;
3)  From principal funds, sequentially, as follows: (a) concurrently, (i) from principal collections related to the Group 1 Mortgage Loans, to pay the Class 1-A Certificates, and (ii) from principal collections related to the Group 2 Mortgage Loans, to pay the classes of Class 2-A Certificates as described below, then (b) from any remaining principal funds related to all of the Mortgage Loans sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, each as described under “Principal Paydown” below;
4)  Any Excess Cashflow to the Senior Certificates and/or the Subordinate Certificates (as applicable) to maintain or restore Overcollateralization as described under “Overcollateralization Target” and “Principal Paydown,” respectively;
5)  Any remaining Excess Cashflow to pay any unpaid realized loss amounts, to each class of Senior Certificates, pro rata, based on the amount of any unpaid realized loss amounts allocated to each such class;

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

6)  Any remaining Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates in that order, in each case, first to pay (a) any unpaid interest and then (b) to pay any unpaid realized loss amounts;
7)  Any remaining Excess Cashflow to pay Net Rate Carryover for each class of Senior Certificates and Subordinate Certificates payable on a pro rata basis, first based on the certificate principal balances thereof and second based on any remaining unpaid Net Rate Carryover;
8)  To the Swap Account, any Swap Termination Payment due to a swap provider trigger event; and
9)  To the Class C and Class A-R Certificates, any remaining amount as described in the pooling and servicing agreement.

Principal Paydown:
Prior to the Stepdown Date or if a Trigger Event is in effect on any Distribution Date, (i) 100% of the available principal funds from Loan Group 1 will be paid to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero and (ii) 100% of the available principal funds from Loan Group 2 will be paid to the classes of Class 2-A Certificates as described below, until the respective certificate principal balances thereof are reduced to zero; provided, however, that (x) if the Class 1-A or Class 2-A Certificates have been retired, 100% of the available principal funds from the Loan Group related to such retired classes of Senior Certificates will be paid to the remaining Senior Certificates, until their respective certificate principal balances are reduced to zero and (y) if all of the Senior Certificates have been retired, such amounts will be applied sequentially in the following order of priority: to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, until the respective certificate principal balances thereof are reduced to zero.

On any Distribution Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Distribution Date, all the Senior Certificates and the Subordinate Certificates will be entitled to receive payments of principal in the following order of priority from available principal funds related to all of the Mortgage Loans: (i) first, concurrently based on the related principal distribution amount to be paid to such class, to (a) the Class 1-A Certificates and (b) the Class 2-A Certificates as described below in each case, such that the Senior Certificates in the aggregate will have [39.90]% subordination, (ii) second, to the Class M-1 Certificates such that the Class M-1 Certificates will have [31.20]% subordination, (iii) third, to the Class M-2 Certificates such that the Class M-2 Certificates will have [24.40]% subordination, (iv) fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have [21.00]% subordination, (v) fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have [17.80]% subordination, (vi) sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have [14.70]% subordination, (vii) seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have [12.50]% subordination, (viii) eighth, to the Class M-7 Certificates, such that the Class M-7 Certificates will have [9.90]% subordination, (ix) ninth, to the Class M-8 Certificates such that the Class M-8 Certificates will have [8.20]% subordination, (x) tenth, to the Class M-9 Certificates such that the Class M-9 Certificates will have [5.70]% subordination and (xi) eleventh, to the Class B Certificates such that the Class B Certificates will have [4.00]% subordination; provided, however, that the subordination for each class or classes will be subject to the O/C Floor.

Any distributions of principal to be made to the classes of Class 2-A Certificates will be made sequentially to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates in that order until the certificate principal balances thereof are reduced to zero.

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:

(i)	any Net Swap Payment owed to the swap provider for such Distribution Date,
(ii)	any Net Swap Payment received from the swap provider for such Distribution Date, and
(iii)	Swap Termination Payments, if any.

On each Distribution Date, following the distribution of any Excess Cashflow, payments will generally be distributed from the Swap Account as follows:

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

(i) to the swap provider, any Net Swap Payment owed to the swap provider pursuant to the Swap Agreement for such Distribution Date;
(ii) to the swap provider, any Swap Termination Payment owed to the swap provider not due to a swap provider trigger event pursuant to the Swap Agreement;
(iii) to each class of Senior Certificates, any unpaid interest, pro rata;
(iv) to each class of Subordinate Certificates, sequentially in the order of their distribution priority, any unpaid interest;
(v) to the Senior Certificates and the Subordinate Certificates (as described above under “Certificates Priority of Distributions”) any amount necessary to restore or maintain Overcollateralization;
(vi) an amount equal to any remaining unpaid Net Rate Carryover with respect to the Senior Certificates and Subordinate Certificates, pro rata, based on the remaining unpaid Net Rate Carryover for each such certificates;
(vii) to each class of Senior Certificates, pro rata, any remaining unpaid realized loss amounts;
(viii) to each class of Subordinate Certificates, sequentially, any remaining unpaid realized loss amounts; and
(ix) to the swap provider, any Swap Termination Payment owed to the Swap Provider specifically due to a swap provider trigger event pursuant to the Swap Agreement.

[Discount Margin Tables, Swap Schedule, Available Funds Schedules and Collateral Tables to Follow]

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Discount Margin Tables (1)

Class 2-A-1 (To Call)
Margin	0.06%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	6	6	6	6	6
WAL (yr)	1.76	1.25	1.00	0.82	0.70
MDUR (yr)	1.64	1.19	0.96	0.79	0.68
First Prin Pay	1	1	1	1	1
Last Prin Pay	43	28	23	19	16

Class 2-A-1 (To Maturity)
Margin	0.06%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	6	6	6	6	6
WAL (yr)	1.76	1.25	1.00	0.82	0.70
MDUR (yr)	1.64	1.19	0.96	0.79	0.68
First Prin Pay	1	1	1	1	1
Last Prin Pay	43	28	23	19	16

Class 2-A-2 (To Call)
Margin	0.12%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	12	12	12	12	12
WAL (yr)	4.05	2.57	2.00	1.71	1.43
MDUR (yr)	3.59	2.38	1.87	1.61	1.36
First Prin Pay	43	28	23	19	16
Last Prin Pay	54	35	26	22	19

Class 2-A-2 (To Maturity)
Margin	0.12%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	12	12	12	12	12
WAL (yr)	4.05	2.57	2.00	1.71	1.43
MDUR (yr)	3.59	2.38	1.87	1.61	1.36
First Prin Pay	43	28	23	19	16
Last Prin Pay	54	35	26	22	19

(1) See definition of Pricing Prepayment Speed herein.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Discount Margin Tables (1)

Class 2-A-3 (To Call)
Margin	0.18%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	18	18	18	18	18
WAL (yr)	7.74	5.03	3.39	2.23	1.89
MDUR (yr)	6.13	4.29	3.02	2.07	1.78
First Prin Pay	54	35	26	22	19
Last Prin Pay	151	100	72	35	27

Class 2-A-3 (To Maturity)
Margin	0.18%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	18	18	18	18	18
WAL (yr)	7.74	5.03	3.39	2.23	1.89
MDUR (yr)	6.13	4.29	3.02	2.07	1.78
First Prin Pay	54	35	26	22	19
Last Prin Pay	151	100	72	35	27

Class 2-A-4 (To Call)
Margin	0.25%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	25	25	25	25	25
WAL (yr)	14.64	9.77	7.10	5.10	2.56
MDUR (yr)	9.85	7.43	5.79	4.36	2.36
First Prin Pay	151	100	72	35	27
Last Prin Pay	181	121	88	68	36

Class 2-A-4 (To Maturity)
Margin	0.25%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	28	29	29	30	25
WAL (yr)	18.10	12.55	9.27	6.80	2.56
MDUR (yr)	11.04	8.73	7.01	5.45	2.36
First Prin Pay	151	100	72	35	27
Last Prin Pay	348	277	213	169	36

(1) See definition of Pricing Prepayment Speed herein.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Discount Margin Tables (1)

Class M-1 (To Call)
Margin	0.25%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	25	25	25	25	25
WAL (yr)	9.83	6.47	5.04	4.91	4.18
MDUR (yr)	7.25	5.24	4.30	4.24	3.68
First Prin Pay	55	37	43	51	36
Last Prin Pay	181	121	88	68	53

Class M-1 (To Maturity)
Margin	0.25%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	26	26	26	26	29
WAL (yr)	10.82	7.24	5.64	5.37	7.04
MDUR (yr)	7.60	5.61	4.64	4.54	5.65
First Prin Pay	55	37	43	51	36
Last Prin Pay	314	232	175	137	138

Class M-2 (To Call)
Margin	0.26%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	26	26	26	26	26
WAL (yr)	9.83	6.47	4.95	4.49	4.41
MDUR (yr)	7.25	5.24	4.22	3.91	3.86
First Prin Pay	55	37	41	46	53
Last Prin Pay	181	121	88	68	53

Class M-2 (To Maturity)
Margin	0.26%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	27	27	27	27	28
WAL (yr)	10.78	7.21	5.52	4.93	5.38
MDUR (yr)	7.58	5.60	4.55	4.20	4.58
First Prin Pay	55	37	41	46	55
Last Prin Pay	302	219	164	129	104

(1) See definition of Pricing Prepayment Speed herein.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Discount Margin Tables (1)

Class M-3 (To Call)
Margin	0.29%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	29	29	29	29	29
WAL (yr)	9.83	6.47	4.91	4.31	4.36
MDUR (yr)	7.24	5.24	4.18	3.77	3.82
First Prin Pay	55	37	40	44	51
Last Prin Pay	181	121	88	68	53

Class M-3 (To Maturity)
Margin	0.29%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	30	30	30	30	30
WAL (yr)	10.74	7.17	5.45	4.73	4.75
MDUR (yr)	7.56	5.58	4.50	4.05	4.10
First Prin Pay	55	37	40	44	51
Last Prin Pay	288	206	154	120	97

Class M-4 (To Call)
Margin	0.38%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	38	38	38	38	38
WAL (yr)	9.83	6.47	4.88	4.22	4.14
MDUR (yr)	7.20	5.22	4.15	3.69	3.64
First Prin Pay	55	37	40	43	47
Last Prin Pay	181	121	88	68	53

Class M-4 (To Maturity)
Margin	0.38%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	39	39	39	39	39
WAL (yr)	10.71	7.14	5.40	4.62	4.48
MDUR (yr)	7.51	5.54	4.45	3.96	3.88
First Prin Pay	55	37	40	43	47
Last Prin Pay	280	198	148	115	92

(1) See definition of Pricing Prepayment Speed herein.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Discount Margin Tables (1)

Class M-5 (To Call)
Margin	0.43%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	43	43	43	43	43
WAL (yr)	9.83	6.47	4.86	4.16	3.96
MDUR (yr)	7.18	5.21	4.13	3.63	3.49
First Prin Pay	55	37	39	41	45
Last Prin Pay	181	121	88	68	53

Class M-5 (To Maturity)
Margin	0.43%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	44	44	44	44	44
WAL (yr)	10.65	7.09	5.34	4.53	4.27
MDUR (yr)	7.47	5.51	4.41	3.88	3.72
First Prin Pay	55	37	39	41	45
Last Prin Pay	270	189	141	109	88

Class M-6 (To Call)
Margin	0.70%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	70	70	70	70	70
WAL (yr)	9.83	6.47	4.86	4.11	3.83
MDUR (yr)	7.08	5.15	4.09	3.57	3.37
First Prin Pay	55	37	39	40	43
Last Prin Pay	181	121	88	68	53

Class M-6 (To Maturity)
Margin	0.70%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	71	72	72	72	72
WAL (yr)	10.59	7.04	5.29	4.45	4.11
MDUR (yr)	7.34	5.43	4.35	3.79	3.57
First Prin Pay	55	37	39	40	43
Last Prin Pay	257	179	133	103	82

(1) See definition of Pricing Prepayment Speed herein.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Discount Margin Tables (1)

Class M-7 (To Call)
Margin	1.35%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	135	135	135	135	135
WAL (yr)	9.83	6.47	4.83	4.07	3.73
MDUR (yr)	6.84	5.03	3.99	3.48	3.25
First Prin Pay	55	37	38	39	41
Last Prin Pay	181	121	88	68	53

Class M-7 (To Maturity)
Margin	1.35%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	137	138	138	138	138
WAL (yr)	10.50	6.97	5.22	4.36	3.99
MDUR (yr)	7.06	5.26	4.21	3.66	3.42
First Prin Pay	55	37	38	39	41
Last Prin Pay	247	171	126	98	78

Class M-8 (To Call)
Margin	2.00%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	200	200	200	200	200
WAL (yr)	9.83	6.47	4.83	4.03	3.66
MDUR (yr)	6.62	4.91	3.92	3.39	3.14
First Prin Pay	55	37	38	39	40
Last Prin Pay	181	121	88	68	53

Class M-8 (To Maturity)
Margin	2.00%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 100-00	202	203	204	204	204
WAL (yr)	10.38	6.88	5.14	4.26	3.86
MDUR (yr)	6.78	5.08	4.09	3.54	3.28
First Prin Pay	55	37	38	39	40
Last Prin Pay	231	158	116	90	72

(1) See definition of Pricing Prepayment Speed herein.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Discount Margin Tables (1)

Class M-9 (To Call)
Margin	2.00%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 94.17571	289	320	350	373	389
WAL (yr)	9.83	6.47	4.82	4.00	3.59
MDUR (yr)	6.45	4.79	3.83	3.31	3.04
First Prin Pay	55	37	37	38	39
Last Prin Pay	181	121	88	68	53

Class M-9 (To Maturity)
Margin	2.00%
Percent of Pricing Prepayment Speed	50%	75%	100%	125%	150%

DM @ 94.17571	289	319	349	372	387
WAL (yr)	10.17	6.72	5.01	4.15	3.71
MDUR (yr)	6.54	4.89	3.92	3.40	3.12
First Prin Pay	55	37	37	38	39
Last Prin Pay	217	148	109	84	66

(1) See definition of Pricing Prepayment Speed herein

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Swap Schedule and Strike Rates
Period	Notional Schedule	Strike	Period	Notional Schedule	Strike
1	557,743,800	5.50%	49	97,255,500	5.50%
2	556,536,800	5.50%	50	96,391,800	5.50%
3	554,619,600	5.50%	51	95,557,000	5.50%
4	552,251,200	5.50%	52	94,784,900	5.50%
5	548,593,000	5.50%	53	93,970,400	5.50%
6	544,581,300	5.50%	54	93,216,700	5.50%
7	535,562,400	5.50%	55	92,404,300	5.50%
8	527,338,200	5.50%	56	91,730,200	5.50%
9	518,276,500	5.50%	57	91,062,400	5.50%
10	506,608,800	5.50%	58	90,270,500	5.50%
11	494,770,500	5.50%	59	89,503,900	5.50%
12	482,412,400	5.50%	60	88,730,200	5.50%
13	471,149,600	5.50%	61	87,981,100	5.50%
14	460,500,500	5.50%	62	87,224,900	5.50%
15	451,065,700	5.50%	63	86,492,900	5.50%
16	442,956,900	5.50%	64	85,814,200	5.50%
17	434,408,900	5.50%	65	85,098,000	5.50%
18	426,194,200	5.50%	66	84,433,800	5.50%
19	400,245,600	5.50%	67	83,718,300	5.50%
20	392,217,600	5.50%	68	83,121,600	5.50%
21	382,705,900	5.50%	69	82,530,500	5.50%
22	173,167,500	5.50%	70	81,836,300	5.50%
23	170,861,000	5.50%	71	81,163,600	5.50%
24	168,562,200	5.50%	72	80,484,400	5.50%
25	166,446,600	5.50%	73	79,826,200	5.50%
26	164,400,700	5.50%	74	79,161,400	5.50%
27	162,549,700	5.50%	75	78,517,000	5.50%
28	160,905,900	5.50%	76	77,918,100	5.50%
29	159,209,100	5.50%	77	77,286,500	5.50%
30	157,614,300	5.50%	78	76,699,300	5.50%
31	155,906,000	5.50%	79	76,067,500	5.50%
32	154,365,700	5.50%	80	75,538,100	5.50%
33	152,681,500	5.50%	81	75,013,100	5.50%
34	150,223,100	5.50%	82	74,398,600	5.50%
35	147,455,300	5.50%	83	73,802,300	5.50%
36	144,377,900	5.50%	84	73,200,000	5.50%
37	141,372,400	5.50%	85	72,615,600	5.50%
38	138,470,400	5.50%	86	72,025,200	5.50%
39	106,047,900	5.50%	87	71,452,200	5.50%
40	105,121,800	5.50%	88	70,918,500	5.50%
41	104,170,800	5.50%
42	103,291,900	5.50%
43	102,346,300	5.50%
44	101,563,100	5.50%
45	100,789,200	5.50%
46	99,878,600	5.50%
47	98,999,100	5.50%
48	98,112,300	5.50%

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Class 2-A Available Funds Rate Schedule (1)

Period	Available Funds Rate (%)	Available Funds Rate (%)	Period	Available Funds Rate (%)	Available Funds Rate (%)
	(2)	(3)		(2)	(3)
1	8.64	8.64	48	9.29	16.70
2	7.39	17.18	49	9.48	17.03
3	7.39	17.19	50	9.28	16.88
4	7.46	17.27	51	9.27	16.97
5	7.39	17.19	52	9.45	17.32
6	7.47	17.26	53	9.25	17.21
7	7.39	17.19	54	9.43	17.54
8	7.39	17.18	55	9.24	17.41
9	7.55	17.33	56	9.23	17.52
10	7.40	17.17	57	9.61	18.10
11	7.47	17.24	58	9.25	17.79
12	7.40	17.16	59	9.45	18.15
13	7.47	17.23	60	9.26	18.04
14	7.40	17.15	61	9.43	18.37
15	7.40	17.14	62	9.25	18.27
16	7.48	17.21	63	9.24	18.39
17	7.40	17.13	64	9.40	18.73
18	7.48	17.20	65	9.23	18.65
19	7.41	17.14	66	9.39	18.98
20	7.49	17.26	67	9.22	18.90
21	8.65	18.62	68	9.21	19.04
22	8.81	13.91	69	9.69	19.81
23	9.17	14.32	70	9.20	19.33
24	8.96	14.27	71	9.33	19.66
25	9.14	14.63	72	9.18	19.61
26	8.94	14.62	73	9.31	19.93
27	9.12	15.10	74	9.17	19.90
28	9.38	15.62	75	9.16	19.98
29	9.21	15.56	76	9.28	20.15
30	9.40	15.88	77	9.14	19.97
31	9.20	15.77	78	9.27	20.13
32	9.21	15.91	79	9.13	19.94
33	9.86	16.97	80	9.12	19.93
34	9.28	16.55	81	9.54	20.46
35	9.54	16.89	82	9.10	19.88
36	9.35	16.70	83	9.23	20.03
37	9.53	16.95	84	9.09	19.83
38	9.34	16.78	85	9.21	19.98
39	9.33	15.61	86	9.07	19.78
40	9.56	16.10	87	9.06	19.75
41	9.34	15.98	88	9.19	19.90
42	9.54	16.32
43	9.32	16.15
44	9.32	16.25
45	9.97	17.18
46	9.30	16.50
47	9.50	16.85

(1) Subject to those limitations set forth under "Pass-Through Rate" of the attached Computational Materials.

(2) Assumes that 1-Month LIBOR stays at 5.325% and 6-Month LIBOR stays at 5.395% and the collateral is run at the Pricing Prepayment Speed to call and includes all projected cash proceeds (if any) from the Swap Account.
(3) Assumes that 1-Month LIBOR and 6-Month LIBOR instantaneously increase by 1000 basis points in period 2, the collateral is run at the Pricing Prepayment Speed to call and includes all projected cash proceeds (if any) from the Swap Account.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).

Preliminary Term Sheet for CWABS Asset-Backed Certificates, Series 2007-BC3

Period	Available Funds Rate (%)	Available Funds Rate (%)	Period	Available Funds Rate (%)	Available Funds Rate (%)
	(2)	(3)		(2)	(3)
1	8.63	8.63	48	9.30	16.69
2	7.38	17.17	49	9.49	17.02
3	7.38	17.18	50	9.28	16.88
4	7.46	17.25	51	9.28	16.98
5	7.38	17.17	52	9.46	17.34
6	7.46	17.24	53	9.26	17.22
7	7.39	17.16	54	9.44	17.56
8	7.39	17.16	55	9.24	17.43
9	7.54	17.31	56	9.24	17.54
10	7.39	17.15	57	9.61	18.13
11	7.46	17.22	58	9.25	17.80
12	7.39	17.14	59	9.44	18.16
13	7.46	17.20	60	9.25	18.05
14	7.39	17.13	61	9.42	18.38
15	7.39	17.12	62	9.24	18.27
16	7.46	17.19	63	9.23	18.39
17	7.39	17.10	64	9.39	18.73
18	7.47	17.17	65	9.22	18.65
19	7.40	17.10	66	9.37	18.98
20	7.45	17.15	67	9.21	18.90
21	8.43	18.12	68	9.20	19.04
22	8.63	13.61	69	9.67	19.80
23	9.13	14.26	70	9.18	19.32
24	8.93	14.21	71	9.32	19.65
25	9.11	14.57	72	9.17	19.60
26	8.90	14.54	73	9.30	19.92
27	9.05	14.91	74	9.15	19.88
28	9.31	15.45	75	9.14	19.97
29	9.17	15.47	76	9.27	20.13
30	9.36	15.78	77	9.13	19.95
31	9.16	15.67	78	9.25	20.11
32	9.17	15.80	79	9.11	19.92
33	9.83	16.79	80	9.10	19.90
34	9.27	16.43	81	9.52	20.44
35	9.54	16.84	82	9.08	19.86
36	9.35	16.66	83	9.21	20.00
37	9.53	16.90	84	9.07	19.81
38	9.34	16.73	85	9.19	19.95
39	9.34	15.50	86	9.05	19.75
40	9.57	16.02	87	9.04	19.73
41	9.35	15.96	88	9.17	19.87
42	9.55	16.30
43	9.33	16.13
44	9.33	16.23
45	9.98	17.15
46	9.31	16.49
47	9.51	16.85

(1) Subject to those limitations set forth under "Pass-Through Rate" of the attached Computational Materials.

(2) Assumes that 1-Month LIBOR stays at 5.325% and 6-Month LIBOR stays at 5.395% and the collateral is run at the Pricing Prepayment Speed to call and includes all projected cash proceeds (if any) from the Swap Account.

(3) Assumes that 1-Month LIBOR and 6-Month LIBOR instantaneously increase by 1000 basis points in period 2, the collateral is run at the Pricing Prepayment Speed to call and includes all projected cash proceeds (if any) from the Swap Account.

This information is furnished to you solely by Countrywide Securities Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).